                                                                   Exhibit G(ii)

                               STATE STREET BANK

                            Custodian Fee Schedule

                                  CIGNA FUNDS

                           Effective January 1, 2000


I    ADMINISTRATION
     --------------

     Custody, Portfolio and Fund Accounting Service: Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balances. Calculate net asset value daily. Provide selected general ledger reports.

     The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.


                                                           Custody Portfolio and
          Fund Net Assets                                  Fund Accounting
          ---------------                                  ---------------

          First $20 million                                1/10 of 1%
          Next $80 million                                 1/30 of 1%
          Excess                                           1/100 of 1%

     Minimum monthly charges:  Domestic Portfolio          $1,000
                               International Portfolio     $2,000

     Minimum monthly charges:  Domestic Portfolio  *       $1,000
                               International Portfolio **  $2,000

     * New fund phase-in; no base fee on new domestic funds for one to three months.

     ** The administration fee for international funds reflects portfolio and fund accounting services only. Custody fees are listed separately in
        Section II.

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II   GLOBAL CUSTODY
     --------------

     Includes: Maintaining custody of fund assets. Settling portfolio purchases and sales. Reporting buy and sell fails. Determining and collecting portfolio income. Making cash disbursements and reporting cash transactions. Monitoring corporate actions. Withholding foreign taxes. Filing foreign tax reclaims:

A.   Holding Fees (basis points per portfolio per annum):
     ------------

     ===============================================================================================================================
     Group I                           Group II           Group III            Group IV            Group V             Group VI
     ===============================================================================================================================
     Denmark                          Australia           Austria              Belgium            Hong Kong           Argentina
     -------------------------------------------------------------------------------------------------------------------------------
     Euroclear                        Canada              Ireland              Finland            Italy               Brazil
     -------------------------------------------------------------------------------------------------------------------------------
     Germany                          France              Netherlands          Indonesia          Portugal            Chile
     -------------------------------------------------------------------------------------------------------------------------------
     Japan                            Norway              Singapore            Malaysia           Spain               China
     -------------------------------------------------------------------------------------------------------------------------------
     New Zealand                      UK                  South Africa         Sweden             Thailand            Colombia
     -------------------------------------------------------------------------------------------------------------------------------
                                                          Switzerland                                                 Czech Republic
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Greece
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Hungary
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      India
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Israel
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Korea
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Mexico
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Pakistan
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Peru
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Phillipines
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Poland
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Russia
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Sri Lanka
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Taiwan
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Turkey
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Venezuela
     -------------------------------------------------------------------------------------------------------------------------------

                           ================================================================
                           USA    Group I  Group II  Group III  Group IV  Group V  Group VI
                           ================================================================
     First $50 mil           3.0      7.0       9.0       11.0      14.0     20.0      30.0
                           ----------------------------------------------------------------
     Next $50 mil            2.0      6.0       8.0       10.0      13.0     18.0      30.0
                           ----------------------------------------------------------------
     Over $100 mil           1.0      5.0       7.0        8.0      11.0     11.0      30.0
                           ----------------------------------------------------------------

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B.   Transaction Charges (US dollars):
     -------------------

     =========================================================================================================================
                USA              Group I    Group II     Group III     Group IV       Group V               Group VI
     =========================================================================================================================
     See itemized fee schedule        $30          $60           $75         $100            $125  *Greece/20 basis points
                                                                                                   per settlement, minimum
                                                                                                   $10.00; Portugal/*Turkey
                                                                                                   Turkey/.50 per security
                                                                                                   settled; max/$7,500,
                                                                                                   min/$250
     -------------------------------------------------------------------------------------------------------------------------
                                Canada     Austria      Australia     Argentina    China
     -------------------------------------------------------------------------------------------------------------------------
                                Euroclear  Chile        Brazil        Belgium      Colombia
     -------------------------------------------------------------------------------------------------------------------------
                                Germany    Hong Kong    Ireland       Denmark      Czech Republic
     -------------------------------------------------------------------------------------------------------------------------
                                Japan      Italy        Mexico        Finland      Hungary
     -------------------------------------------------------------------------------------------------------------------------
                                           Netherlands  South Africa  France       India
     -------------------------------------------------------------------------------------------------------------------------
                                           Switzerland  Spain         New Zealand  Indonesia
     -------------------------------------------------------------------------------------------------------------------------
                                           UK           Sweden        Norway       Israel
     -------------------------------------------------------------------------------------------------------------------------
                                                        Thailand      Singapore    Korea
     -------------------------------------------------------------------------------------------------------------------------
                                                                                   Pakistan
     -------------------------------------------------------------------------------------------------------------------------
                                                                                   Peru
     -------------------------------------------------------------------------------------------------------------------------
                                                                                   Phillipines
     -------------------------------------------------------------------------------------------------------------------------
                                                                                   Poland
     -------------------------------------------------------------------------------------------------------------------------
                                                                                   Russia
     -------------------------------------------------------------------------------------------------------------------------
                                                                                   Sri Lanka
     -------------------------------------------------------------------------------------------------------------------------
                                                                                   Taiwan
     -------------------------------------------------------------------------------------------------------------------------
                                                                                   Venezuela
     -------------------------------------------------------------------------------------------------------------------------

        Transaction charge waived if brokerage provided by National Securities Corporation.

     III  PORTFOLIO TRADES - For each line item processed:
          ----------------   -----------------------------

     State Street Bank repos                                            $ 7.00
     DTC trades                                                         $10.00
     Fed Book Entry                                                     $15.00
     New York physical settlements                                      $30.00
     All other trades                                                   $16.00
     Boston book entry                                                  $20.00
     Maturity collections                                               $ 8.00

IV   OPTIONS
     -------

     Option charge for each option written or closing, contract,
     per issue, per broker                                              $25.00

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     Option expiration charge, per issue, per broker                    $15.00

     Option exercised charge, per issue, per broker                     $15.00

V    LENDING OF SECURITIES
     ---------------------

     Deliver loaned securities versus cash collateral                   $20.00

     Deliver loaned securities versus securities collateral             $30.00

     Receive/deliver additional cash collateral                         $ 6.00

     Substitutions of securities collateral                             $30.00

     Deliver cash collateral versus receipt of loaned securities        $15.00

     Deliver securities collateral versus receipt of loaned securities  $25.00

     Loan administration - mark-to-market per day, per loan             $ 3.00

VI   INTEREST RATE FUTURES
     ---------------------

     Transactions - no security movement                                $ 8.00

VII  COUPON BONDS
     ------------

     Monitor calls and process coupons - for each coupon
     issue held - monthly charge                                        $ 5.00

VIII HOLDING CHARGE
     --------------

     For each issue maintained - monthly charge                         $ 5.00

IX   PRINCIPAL REDUCTION PAYMENTS
     ----------------------------

     Per paydown                                                        $10.00

X    DIVIDEND CHARGES (for items held at the request of
     ---------------- traders over record date in street form)          $75.00

XI   SPECIAL SERVICES
     ----------------

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments, and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

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XII  OUT OF POCKET EXPENSES
     ----------------------

     A billing for the recovery of applicable out of pocket expenses will be made as of the end of each month. Out of pocket expenses include but are not limited to the following:

     Telephone
     Wire charges ($4.75 per wire in and $4.55 out)
     Postage and Insurance
     Courier service
     Duplicating
     Legal fees
     Supplies related to fund records
     Rush transfer - $8.00 each
     Transfer fees
     Subcustodian charges
     Price Waterhouse Audit Letter
     Federal Reserve fee for return check items over $2,500 - $4.25 GNMA transfer - $15 each
     Rapicom lease and supplies


XIII PAYMENT
     -------

     The above fees are expected to be paid within 30 days of receipt of invoice.

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     CIGNA Funds Group
     -----------------
     Large Company Stock Value Fund
     Foreign Stock Fund
     Small Company Stock Growth Fund
     Large Company Stock Growth Fund
     Balanced Fund
     Small Company Stock Value Fund
     Core Plus Fixed Income Fund
     Large Company Stock Index Fund
     Money Market Fund
     *CIGNA Government Obligations Cash Fund
     *CIGNA Government Securities Fund
     *CIGNA Treasury Obligations Cash Fund
     *CIGNA High Yield Fund

     CIGNA Variable Products Group
     -----------------------------
     CIGNA Variable Products S&P 500 Index Fund
     CIGNA Variable Products Money Market Fund
     CIGNA Variable Products Investment Grade Bond Fund
     *CIGNA Variable Products Intermediate Bond Index Fund
     *CIGNA Variable Products Long Term Bond Index Fund
     *CIGNA Variable Products Utility Index Fund
     *CIGNA Variable Products REIT Index Fund
     *CIGNA Variable Products Small Cap Index Fund
     *CIGNA Variable Products International Index Fund
     *CIGNA Variable Products Emerging Markets Index Fund
     *CIGNA Variable Products High Yield Fund
     *CIGNA Variable Products International Stock Fund

     INA Investment Securities Inc.
     CIGNA High Income Shares

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     Copies of the Master Trust Agreements establishing CIGNA Institutional
     Funds Group, CIGNA Funds Group, CIGNA Variable Products Group and CIGNA High Income Shares (the "Trusts"), are on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this agreement is executed on behalf of the Trusts by an officer of the Trusts, as an officer and not individually, and that the obligations of or arising out of this agreement are not binding upon any of the trustees, officers, shareholders, employees, agents or any subsequent series of the Trusts, either individually or collectively, but are binding only upon the assets or property of the series of the Trusts listed above.

     This custodian fee schedule supersedes all prior fee schedules.

     For each of the above:

     CIGNA FUNDS                             STATE STREET BANK


     By:    /s/ Alfred A. Bingham III        By:    /s/ James M. Curran
            ------------------------------          ----------------------------

     Title: Vice President and Treasurer     Title: Vice President
            ------------------------------          ----------------------------

     Date:  2/10/2000                        Date:  2-8-2000
            ------------------------------          ----------------------------

     * Not active as of January 1, 2000

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                      STATE STREET BANK AND TRUST COMPANY

                                  CIGNA FUNDS


                     Fee Information for Automated Pricing
                     -------------------------------------

                                (Attachment A)


This service provides securities pricing on request. Services and fees are based on the schedule below. Reports can be generated at State Street or on a remote basis via PC. Reporting has both upload and download capabilities. Customized reports may require programming fees.

________________________________________________________________________________

Monthly charges for the State Street Bank Automated Pricing System are determined by:

1.   Mix of Security positions

2.   The number of positions that are priced during the month

Monthly Base Fee                                                      $225.00

Monthly Quote Charge
--------------------

 .    Municipal Bonds via Muller Data                                    16.00

 .    Municipal Bonds via Kenny Information Systems                      16.00

 .    Government, Corporate and Convertible Bonds via Merrill Lynch      11.00

 .    Corporate and Government Bonds via Muller Data                     11.00

 .    Options, Futures and Private Placements                             6.00

 .    Foreign Equities and Bonds via Bridge                               7.00

 .    Listed Equities, OTC Equities and Bonds                             6.00

 .    Corporate, Municipal, Convertible and Government Bonds,
     Adjustable Rate Preferred Stocks via IDSI                           6.00

For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio.

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